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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 2, 2000


                             TRIARC COMPANIES, INC.
               (Exact Name of Registrant as Specified in Charter)


     DELAWARE                      1-2207                   38-0471180
     (State or other               (Commission              (IRS Employer
     jurisdiction of               File Number)             Identification No.)
     incorporation)


                         280 Park Avenue
                         New York, New York                   10017
              (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (212)451-3000


                          -----------------------------
                       (Former Name or Former Address, if
                           Changed Since Last Report)




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Item 5.           Other Events.

Acquisition of Snapple Distributors of Long Island, Inc.

         On January 2, 2000, Snapple Beverage Corp., a subsidiary of Triarc Companies, Inc. completed its acquisition of all of the outstanding capital stock of Snapple Distributors of Long Island, Inc. from the shareholders of Long Island Snapple for $16.8 million in cash, subject to certain post-closing adjustments. Snapple also agreed to pay $2.0 million over a 10-year period in consideration for a 3-year non-compete agreement by the sellers. Long Island Snapple was the largest non-company owned distributor of Snapple(R) products and a major distributor of Stewart's(R) products. Long Island Snapple had net sales of approximately $28 million in 1998.

         A copy of the Stock Purchase Agreement and the press release with respect to the closing of the acquisition are being filed as exhibits hereto.

Acquisition of Airplane

         On January 19, 2000, Triarc acquired all of the outstanding membership interests of 280 Holdings, LLC from Triangle Aircraft Services Corporation, a corporation owned by the Chairman and Chief Executive Officer and President and Chief Operating Officer of Triarc, for $27.2 million, consisting of $9.2 million of cash and the assumption of $18.0 million of debt. In December 1999, 280 Holdings acquired from Triangle Aircraft the airplane that had been leased to Triarc by Triangle Aircraft. In addition, Triangle Aircraft refunded to Triarc $1.2 million, representing the unamortized portion of the payment relating to the airplane that Triarc made to Triangle Aircraft in 1997 in connection with a five year extension of the lease of the airplane.

         A copy of the Purchase Agreement with respect to the closing of the acquisition is being filed as an exhibit hereto.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits

         10.1     Stock Purchase Agreement,  dated January 2, 2000, by and among
                  Snapple   Beverage  Corp.  and  the  shareholders  of  Snapple
                  Distributors of Long Island, Inc.

         10.2 Purchase Agreement dated January 19, 2000 by and among Triarc Companies, Inc., Triangle Aircraft Services Corporation, Nelson Peltz and Peter W. May.

         99.1     Press release dated January 4, 2000.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TRIARC COMPANIES, INC.



Date: January 24, 2000                    By: JOHN L. BARNES, JR.
                                              ------------------------------
                                              John. L. Barnes, Jr.
                                              Executive Vice President
                                              and Chief Financial Officer



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                                 Exhibit Index

Exhibit
No.             Description                                     Page No.

10.1            Stock Purchase  Agreement, dated
                January 2, 2000, by and among Snapple
                Beverage Corp. and the shareholders of Snapple Distributors of Long Island, Inc.

10.2 Purchase Agreement dated January 19, 2000 by and among Triarc Companies, Inc., Triangle
                Aircraft Services Corporation, Nelson Peltz and Peter W. May.

99.1            Press release dated January 4, 2000.











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